                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

          STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE -- GROSS
               (DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.   BASIC PROVISIONS ("BASIC PROVISIONS")

     1.1 PARTIES: This lease ("LEASE"), dated for reference purposes only, February 6, 2001, is made by and between ROBERT TYLER AND WILFRED HUSKINS ("LESSOR") and NEXSAN TECHNOLOGIES CORPORATION, A DELAWARE CORPORATION ("LESSEE"), collectively the "Parties," or individually a "PARTY").

     1.2 PREMISES: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 2122 Vineyard Avenue, Escondido, CA 92029, located in the County of San Diego, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the "PROJECT", if the property is located within a Project) Approximately 4,800 square feet Freestanding Building on a lot of approximately 9,140 square feet (Zoned M-1) APN:232-4720-27 ("PREMISES"). (See also Paragraph 2).

     1.3 TERM: Three (3) year and 0 months ("ORIGINAL TERM") commencing April 15, 2001 ("COMMENCEMENT DATE") and ending April 14, 2004 ("EXPIRATION DATE"). (See also Paragraph 3).

     1.4 EARLY POSSESSION: February 15, 2001 ("EARLY POSSESSION DATE"). (See also Paragraphs 3.2 and 3.3).

     1.5 BASE RENT: $3,825.00 per month ("BASE RENT"), payable on the Fifteenth
(15th) day of each month commencing April 15, 2001. (See also Paragraph 4) [ ] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted and/or for common area maintenance charges.

     1.6 BASE RENT PAID UPON EXECUTION: $3,825.00 as Base Rent for the period April 15 - May 14, 2001.

     1.7 SECURITY DEPOSIT: $4,137.00 ("SECURITY DEPOSIT"). (See also
Paragraph 5).

     1.8 AGREED USE: Technical support call center and warehouse of storage equipment for exchange. (See also Paragraph 6).

     1.9 INSURING PARTY: Lessor is the "INSURING PARTY". The Annual "Base Premium" is $__________. (See also Paragraph 6)

    1.10 REAL ESTATE BROKERS: (See also Paragraph 15)

         (a) REPRESENTATION: The following real estate brokers (collectively, the "BROKERS") and brokerage relationships exist in this transaction (check applicable boxes):
[ ] _________________________ represents Lessor exclusively ("LESSOR'S BROKER");
[ ] ______________________ represents Lessee exclusively ("LESSEE'S BROKER"); or
[X] Colliers International - Howard S. Zatkin represents both Lessor and
Lessee ("DUAL AGENCY").

         (b) PAYMENT TO BROKERS: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement, the sum of as agreed % of the total Base Rent for the brokerage services rendered by said Broker).

     1.11 GUARANTOR. The obligations of the Lessee under this Lease are to be guaranteed by None ("GUARANTOR"). (See also Paragraph 37).

     1.12 ADDENDA AND EXHIBITS. Attached hereto is an Addendum or Addenda consisting of Paragraphs 50 through 58 and Exhibits "A", "B", all of which constitute a part of this Lease.

2.   PREMISES.

     2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.

     2.2 CONDITION. Lessor shall deliver the Premises broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("START DATE"), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, and all other such elements of the building, in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the surface and structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the "BUILDING") shall be free of material defects. If a non-compliance with said warranty exists as of the Start Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If, after the Start Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within (i) six (6) months as to the HVAC systems or (ii) thirty (30) days as to the remaining systems and other elements of the Building, correction of such non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense, except for the roof, foundations, and bearing walls which are handled as provided in Paragraph 7.

     2.3 COMPLIANCE. Lessor warrants that the improvements on the Premises comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances ("APPLICABLE REQUIREMENTS") in effect on the Start Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice if a non-compliance with this warranty within six (6) months following the Start Date correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Start Date, which is addressed in Paragraph 6.2(e) below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("CAPITAL EXPENDITURE"), Lessor and Lessee shall allocate the cost of such work as follows:

         (a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however, that if such Capital



                                                       Initials
                                                                -------  -------

--------------------------------------------------------------------------------
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR THE LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.
--------------------------------------------------------------------------------

The Parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:                               Executed at:
             -----------------------                    -----------------------
on:                                        on:
   ---------------------------------          ---------------------------------
by LESSOR:                                 by LESSEE:
                                           NEXSAN TECHNOLOGIES CORPORATION
                                           A DELAWARE CORPORATION

------------------------------------

------------------------------------

By:                                        By:
   ---------------------------------          ---------------------------------

Name Printed:  Robert Tyler                Name Printed:
                                                         ----------------------
Title:                                     Title:
      ------------------------------             ------------------------------

By:                                        By:
    --------------------------------           --------------------------------

Name Printed: Wilfred Huskins              Name Printed:

Title:                                     Title:
      ------------------------------             ------------------------------

Address: 15628 Cobalt Street               Address: 21700 Oxnard Street,
                                                    Suite 1850
         Sylmar, CA 93142                           Woodland Hills, CA 91367
Telephone: (818) 784-2652                  Telephone: (866) 463-9726
Facsimile: (818) 364-0476                  Facsimile: (866) 263-9726
Federal ID No.                             Federal ID No.
               ---------------------                      ---------------------


NOTE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No. (213) 687-8616

            ADDENDUM TO LEASE DATED FEBRUARY 6, 2001 BY AND BETWEEN
                 ROBERT TYLER AND WILFRED HUSKINS, AS LESSOR AND
                      NEXSAN TECHNOLOGIES CORP., AS LESSEE

50. Lessor shall receive a Certificate of Insurance from the Lessee prior to Lessee's occupancy but not later than February 15, 2001.

51. Monthly rental payment to be in LESSOR'S POSSESSION by the 15TH of each month. (Checks should be mailed to, and made payable to):

                                  WILL HUSKINS
                              15628 COBALT STREET
                                SYLMAR, CA 91342

52. Lessor gives Lessee permission to place a company sign on leased premises as long as approval has been received from the City of Escondido, conforming with all ordinances and regulations.

53. Lessee shall obtain Lessor's prior written approval to construct (at Lessee's sole expense) any tenant improvements. PRIOR to commencing of any construction, Lessee shall deliver to Lessor all plans and specification for Lessor's approval, which shall not be unreasonably withheld. Lessee agrees to furnish Lessor a copy of the building permit, improvement plan, conform to all current building codes, ADA and/or any other requirements and to pay all applicable fees. Lessee shall warrant a lien-free completion of all tenant improvements. Lessor shall post a "Notice of Non-Responsibility" on the premises.

54. Lessee shall accept leased premises in its current "as is" condition:

55. MONTHLY RENT SCHEDULE:

      $3,825.00 Gross - Commencing on April 15, 2001 through 14, 2002 $3,978.00 Gross - Commencing on April 15, 2002 through 14, 2003 $4,137.00 Gross - Commencing on April 15, 2003 through 14, 2004

56. AMERICANS WITH DISABILITIES ACT: Lessee, at Lessee's expense, shall comply with all laws, rules orders, ordinances, directions, regulations, and requirements of federal state, county, and municipal force, which shall impose any duty upon Lessor or Lessee with respect to the use, occupation, or alteration of the Premises, including without limitation the Americans with Disabilities Act. Premises means the leased space, not the entire facility. (See attached Exhibit "A").

57. HAZARDOUS MATERIALS: See Addendum made a part of this lease as Exhibit "B".

58. TOTAL AMOUNT DUE UPON LEESSEE'S EXECUTION OF LEASE:

    Year 1- First two months pre-paid rent =  $ 7,650.00
    Year 2- First two months pre-paid rent =  $ 7,956.00
    Year 3- First two months pre-paid rent =  $ 8,274.00
    Security Deposit                       =  $ 4,137.00
                                              ----------
    TOTAL AMOUNT DUE                       =  $28,017.00


                                                          Initials
                                                                   -------------

                                                                   -------------

                                  EXHIBIT "A"


                    NOTICE TO OWNERS AND PROSPECTIVE BUYERS
                   OR TENANTS OF REAL PROPERTY REGARDING THE

                     AMERICANS WITH DISABILITIES ACT (ADA)

--------------------------------------------------------------------------------

The government of the United States has recently enacted the Americans With Disabilities Act (ADA), a federal law codified at 42/USC Section 12101 et seq. Among other requirements of the ADA that could apply to your property, this act is intended to make owners and tenants of certain types of business establishments defined as "public accommodations" provide facilities that are equally accessible to persons with a variety of disabilities. State and local laws may also impose requirements.

The real estate brokers in this transaction are not qualified to advise you as to what, if any, changes may be required now, or in the future. We recommend that owners and tenants consult attorneys and design professionals of their choice for information regarding these matters and the impact, if any, on the proposed lease or purchase agreement and the property. These are legal issues and you are responsible for conducting your own independent investigation of these issues. Colliers International cannot give legal advice on these issues.





LESSOR:                                    LESSEE:

ROBERT TYLER AND WILFRED HUSKINS           NEXSAN TECHNOLOGIES CORPORATION,
                                           A DELAWARE CORPORATION

BY:                                        BY:
   -------------------------------             -------------------------------
   ROBERT TYLER

BY:
   -------------------------------
   WILFRED HUSKINS

DATE:                                      DATE:
     -----------------------------               -----------------------------

                                  EXHIBIT "B"

                              HAZARDOUS MATERIALS


1. Prohibition of Storage. Lessee shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises, the Building or the Project by Lessee, its agents, employees, contractors or invitees in a manner or for a purpose prohibited by any governmental agency or authority. If Lessee breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials on the Premises caused or permitted by Lessee (including Hazardous Materials specifically permitted and identified below) results in contamination of the premises, or if contamination of the Premises by Hazardous Material otherwise occurs for which Lessee is legally liable to Lessor for damage resulting therefrom, then Lessee shall indemnify, defend and hold Lessor, its agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including without limitation diminution in value of the Premises or any portion of the Project, damages for the loss or restriction on use of rentable of usable space or of any amenity of the Premises or Project, damages arising from any adverse impact on marketing of space in the premises or the project, and sums paid in settlement of claims, attorneys fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. With respect to the foregoing, Lessee acknowledges that it is familiar with Section 1542 of the California Civil Code which reads "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if know by him must have materially affected his settlement with the debtor...." and hereby releases
     Lessor from any known claims and waives all rights they may have under
     Section 1542 of the Civil Code or under any other stature or common law principle of similar effect.

1.1 Clean-up. This indemnification of Lessor by Lessee pursuant to Subsection 1 above includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal state or local governmental agency or political subdivision because Hazardous Materials present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Lessee results in any contamination of the Premises, Lessee shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises, provided that Lessor's approval of such action shall first be obtained which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.

1.2 Business. Lessor acknowledges that it is not the intent of this Exhibit to prohibit Lessee from operating its business as described in Section 6 above. Lessee may operate its business according to the custom of the industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Lessor to allow Lessee to use Hazardous Materials in connection with its business, Lessee agrees to deliver to Lessor within 30 days of Lease execution, and specifically prior to the Commencement Date a list identifying each type of Hazardous Material to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of Hazardous Materials on the Premises ("Hazardous Material List"). Lessee shall deliver to Lessor an updated Hazardous Materials List at least once a year and shall also deliver an updated Hazardous Material list before any new Hazardous Materials are brought onto the Premises or on or before the date Lessee obtains any additional permits or approvals.

2. Termination of Lease. Notwithstanding the provisions of Paragraph 1 above, Lessor shall have the right to terminate the Lease in Lessor's sole and absolute discretion in the event that (i) any use of the Premises by Lessee involves the generation or storage, use, treatment or disposal of Hazardous Material in a manner or for a purpose prohibited by any governmental agency or authority; (ii) Lessee has been required by any lender or governmental authority to take remedial action in connection with Hazardous Material contaminating the Premises if the contamination resulted from Lessee's action or use of the Premises (unless Lessee is diligently seeking compliance with such remedial action); or (iii) Lessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material on the Premises (unless Lessee is diligently seeking compliance with such enforcement order).

                                                         Initials
                                                                  --------------

                                                                  --------------


3. Assignment and Subletting. Notwithstanding the provision of Paragraph 1 above, if (i) any anticipated use of the Premises by any proposed assignee or Lessee involves the generation or storage, use, treatment or disposal of Hazardous Material in a manner or for a purpose prohibited by any governmental agency or authority, (ii) the proposed assignee or Lessee has been required by any prior Lessor, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such party's action or use of the property in question or (iii) the proposed assignee or Lessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material, it shall not be unreasonable for Lessor to withhold its consent to an assignment or subletting to such proposed assignee or Lessee.

4. Lessor's Right to Perform Tests. At any time prior to the expiration of the Lease Term, Lessor shall have the right to enter upon the Premises at all reasonable times in order to conduct appropriate tests of water and soil and to deliver to Lessee the results of such tests to demonstrate that contamination in excess of permissible levels has occurred as a result of Lessee's use of the Premises. Lessee shall further be solely responsible for and shall defend, indemnify and hold the Lessor, its agents and contractors harmless from and against all claims, costs and liabilities including actual attorneys' fees and costs, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials.

5. Lessee's Obligation. Lessee's obligations under this Exhibit B shall survive the termination of the Lease. During any period of time employed by Lessee after the termination of this Lease to complete the removal from the premises of any such Hazardous Materials, Lessee shall continue to pay the full rental in accordance with this Lease, which rental shall be prorated daily.

6. Definition of "Hazardous Material." As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 2514, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25315 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances),
     (iv) petroleum, (v) asbestos, (vi) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article II of Title 22 of the California Administrative Code, Division 4, Chapter 20, (vii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C.
     Section 6903), or (x) defined as a "hazardous substance" pursuant to
     Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601).




                                                         Initials:
                                                                   -------------